                   ENTERGY INTEGRATED SOLUTIONS, INC.
       (an indirect wholly-owned subsidiary of Entergy Corporation)
                       BALANCE SHEET (UNAUDITED)
                            March 31, 1998
                  (in thousands, except for shares)

                       ASSETS
Current Assets:
  Cash and cash equivalents                                              $820
  Accounts receivable                                                   2,871
  Other current assets                                                  7,453
                                                                     --------
           Total current assets                                        11,144

Fixed Assets:
  Installed, net of depreciation                                       53,189
  Installation in process                                              12,646
  Held for installation                                                12,574
  Furniture and equipment, net                                          7,601
                                                                     --------
           Total                                                       86,010

Deferred Debits:
  Miscellaneous deferred debits                                         1,168
  Deferred income taxes                                                 9,438
  Other assets, net                                                     1,077
                                                                     --------
           Total                                                       11,683

           Total Assets                                               108,837
                                                                     ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable                                                     $1,425
  Accrued liabilities                                                   7,772
  Capital lease obligations                                                95
  Other current maturities                                                982
                                                                     --------
           Total current liabilities                                   10,274

Long-term Liabilities                                                   1,466

Deferred Credits:
  Deferred service contract revenue                                    45,360
                                                                     --------
           Total liabilities                                           57,100

Commitments and Contingencies

Shareholder's Equity:
  Common stock, no par value, 50,000 shares authorized;
   13,500 shares issued and outstanding                                13,500
  Paid-in capital                                                     150,000
  Accumulated deficit                                                (111,763)
                                                                     --------
           Total shareholder's equity                                  51,737
                                                                     --------

           Total Liabilities and Shareholder's Equity                $108,837
                                                                     ========

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
                  ENTERGY INTEGRATED SOLUTIONS, INC.
       (an indirect wholly-owned subsidiary of Entergy Corporation)
                  STATEMENT OF OPERATIONS (UNAUDITED)
              For the twelve months ended March 31, 1998
                           (in thousands)

Operating Revenues                                                    $84,297

Amortization of installation costs                                     41,452
Maintenance                                                            15,252
                                                                     --------
       Total                                                           56,704

Gross Profit                                                           27,593

Selling, general and administrative expenses:
   Salaries and wages                                                  19,611
   Depreciation and amortization                                        4,076
   Other                                                               20,020
                                                                     --------
        Total                                                          43,707

Operating Loss                                                        (16,114)

Other income (expense):
   Interest income                                                        198
   Interest expense                                                    (8,273)
   Restructuring charges                                               (9,304)
                                                                     --------
         Total                                                        (17,379)

Loss Before Income Tax Benefit                                        (33,493)

Benefit from parent in lieu of income taxes                            10,588
                                                                     --------

Net Loss                                                             ($22,905)
                                                                     ========
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